As filed with the Securities and Exchange Commission on September 12, 2022

Registration No. 333-259706

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-1

on Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENEW ENERGY GLOBAL PLC

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

United Kingdom	4911	98-1607117
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

C/O Vistra (UK) Ltd 3rd Floor

11-12 St James’s Square London SW1Y 4LB, United Kingdom

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street,

18th floor

New York, New York

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anand Saha, Esq.

Siddhartha Sivaramakrishnan, Esq.

McDermott Will & Emery LLP

One Vanderbilt Avenue

New York, NY 10017-3852

Tel: (212) 547-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement relates to, and shall act, upon effectiveness, as Post-Effective Amendment No. 1 on Form F-3 to the Registration Statement on Form F-1 (File No. 333-259706) filed on September 21, 2021, as subsequently amended, which was declared effective by the SEC on October 5, 2021 (the “Registration Statement”). This Post-Effective Amendment No. 1 is being filed by the Registrant to (1) convert the Registration Statement into a Registration Statement on Form F-3, and (2) update certain information in the Registration Statement as further described below. See “Incorporation by Reference.”

The Registration Statement originally covered a public offering of up to 20,226,773 Class A Ordinary Shares, nominal value of $0.0001, or the “Class A Ordinary Shares,” including 7,671,581 Class A Ordinary Shares issuable upon the exercise of Warrants held by RMG Sponsor II, LLC, (“RMG Sponsor II”), or “Private Warrants” and 12,555,192 Class A Ordinary Shares issuable upon the exercise of Warrants held by the public warrant holders, or “Public Warrants”. The Registration Statement also originally related to the resale, from time to time, by the selling securityholders named herein, or the “Selling Securityholders”, or their pledgees, donees, transferees, or other successors in interest, of (a) up to 271,479,759 Class A Ordinary Shares, (b) up to 7,026,807 Private Warrants; and (c) up to 118,363,766 class C ordinary shares having a nominal value of $0.0001 per share, or “Class C Ordinary Shares.”

No additional securities are being registered under this Post-Effective Amendment No. 1.

Such post-effective amendment will become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(a) of the Securities Act.

All filing fees payable in connection with the registration of these securities were previously paid in connection with the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 12, 2022

ReNew Energy Global Plc

228,493,186 CLASS A ORDINARY SHARES INCLUDING 7,465,558 CLASS A ORDINARY SHARES UNDERLYING WARRANTS,

118,363,766 CLASS C ORDINARY SHARES AND

6,838,101 WARRANTS TO PURCHASE CLASS A ORDINARY SHARES

This prospectus relates to the resale, from time to time, by the selling securityholders named herein, or the “Selling Securityholders”, or their pledgees, donees, transferees, or other successors in interest, of (a) up to 228,493,186 Class A Ordinary Shares including up to 7,465,558 Class A Ordinary Shares issuable upon exercises of the Private Warrants (b) up to 6,838,101 Private Warrants; and (c) up to 118,363,766 class C ordinary shares having a nominal value of $0.0001 per share, or “Class C Ordinary Shares”.

The Selling Securityholders are identified in the table commencing on page 7.

We will not receive any proceeds from the sale of the ordinary shares covered by this prospectus. However, we may receive the proceeds from any exercise of warrants in certain circumstances. See “Use of Proceeds.”

The Selling Securityholders may sell all or a portion of the ordinary shares from time to time in market transactions through any market on which our ordinary shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution”.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “RNW, RNWWW.” On September 9, 2022, the closing price of our ordinary shares on the Nasdaq Capital Market was $7.13 per ordinary share.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” on page 4 and in our reports filed with the Securities and Exchange Commission, which are incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States.

The date of this prospectus is September 12, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find More Information”.

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus. Neither the delivery of this prospectus nor the sale of the ordinary shares means that information contained in this prospectus is correct after the date of this prospectus.

Throughout this prospectus, unless otherwise designated, the terms “we”, “us”, “our”, “ReNew”, “the Company” and “our Company” refer to ReNew Energy Global Plc, and its wholly-owned subsidiaries. References to “ordinary shares”, “warrants” and “share capital” refer to the ordinary shares, warrants, and share capital, respectively, of ReNew. References to “ReNew India” are to ReNew Power Private Limited and its subsidiaries.

We have not taken any action to permit a public offering of the ordinary shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ordinary shares and the distribution of this prospectus outside of the United States.

Unless otherwise indicated, references to a particular “fiscal year” are to our fiscal year ended March 31 of that year. Our fiscal quarters end on June 30, September 30 and December 31.

References to a year other than a “Fiscal” or “fiscal year” are to the calendar year ended December 31. References to “U.S. Dollars” and “$” in this prospectus are to United States dollars, the legal currency of the United States. References to “Indian Rupee,” “INR” and “Rs.” in this prospectus are to the Indian Rupee, the legal currency of India. References to “Euro” or “€” in this prospectus, are to the legal currency of the European Union, and to “Pound Sterling” or “£” in this prospectus, is to the legal currency of the United Kingdom. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in India, that we describe under “Risk Factors” and our consolidated financial statements and the related notes incorporated by reference into this prospectus and the other documents incorporated by reference into this prospectus, which are described under “Incorporation by Reference” before making an investment in our securities.

Overview

We are the largest utility-scale renewable energy solutions provider in India in terms of total commissioned capacity. We operate wind, solar and hydro energy projects in India and as of June 30, 2022 we had a total commissioned capacity of 7.6 GW and 5.3 GW of committed capacity. We were founded in 2011 and are committed to drive a change in India’s energy portfolio by delivering cleaner and smarter energy solutions. We commenced operations in 2012 and our portfolio has grown from a 25.20 MW wind energy project in the state of Gujarat in India to more than 150 renewable energy projects with a commissioned and committed capacity of 12.9 GW across ten states in India as of June 30, 2022. As disclosed in our report on Form 6-K furnished to the SEC on August 18, 2022, subsequent to June 30, 2022 the Company signed an additional 0.3 GWs of PPAs bringing the Company’s total portfolio to 13.2 GWs. We develop, build, own and operate utility-scale wind energy projects, utility-scale solar energy projects, corporate solar energy projects, corporate wind energy projects, and utility-scale firm power projects, and we are in the process of providing intelligent energy solutions such as peak power supply, round-the-clock supply, storage services, as demonstrated in our recently awarded projects.

Corporate Information

ReNew Energy Global Plc is a public limited company incorporated under the laws of England and Wales (company number 13220321) as a private limited company on February 23, 2021 and re-registered as a public limited company on May 12, 2021. ReNew Global’s registered office is C/O Vistra (UK) Ltd, 3rd Floor 11-12 St James’s Square, London SW1Y 4LB, United Kingdom. The Company’s principal operational office in India is C/O ReNew Power, Commercial Block-1, Zone 6, Golf Course Road, DLF City Phase V, Gurugram 122009, Haryana, India, Telephone: (+91) 124 489 6670. ReNew Global’s principal website address is https://renewpower.in/. We do not incorporate the information contained on, or accessible through, ReNew Global’s websites into this prospectus, and you should not consider it a part of this prospectus. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The SEC’s website is www.sec.gov.

The Offering

Securities being registered for resale by the Selling Securityholders named in the prospectus	(i) 228,493,186 Class A Ordinary Shares including 7,465,558 Class A Ordinary Shares issuable upon the exercise of the Private Warrants; (ii) 118,363,766 Class C Ordinary Shares; and (iii) 6,838,101 Private Warrants.

Terms of Warrants	Each Warrant entitles the registered holder to purchase 1.0917589 Class A Ordinary Shares at a price of $11.50 per 1.0917589 Class A Ordinary Shares. Our Warrants expire on August 23, 2026 at 5:00 p.m., New York City time.

Offering prices	The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Ordinary shares outstanding (excluding treasury shares) prior to any exercise of Warrants	269,647,998 Class A Ordinary Shares, one Class B Share, 118,363,766 Class C Ordinary Share, one Class D Shares, one Deferred Share and 50,000 Deferred Redeemable Preference Shares.

Warrants issued and outstanding	18,526,753 Warrants.

Use of proceeds	We will not receive any proceeds from the sale of the ordinary shares covered by this prospectus. However, we may receive proceeds from the exercise of Warrants. See the section of this prospectus titled “Use of Proceeds.”

Dividend Policy	We have never declared or paid any cash dividend on our Class A Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant

Market for our Class A Ordinary Shares and Warrants	Our Class A Ordinary Shares and Warrants are listed on Nasdaq under the trading symbols “RNW” and “RNWWW”, respectively.

Risk factors	Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS

An investment in our securities involves a high degree of risk, you should carefully consider the risk factors set forth in our most recent annual report on Form 20-F on file with the SEC, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this Report and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the business of the Group. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:

•	our management of our business strategy and plans;

•	changes adversely affecting the renewable energy industry;

•	the impact of COVID-19 or other adverse public health developments on our business;

•	our estimates of expenses, ongoing losses, future revenue, capital requirements and needs for or ability to obtain additional financing.

•	general economic conditions;

•	loss of security holder confidence in our financial and other public reporting from inability to accurately report our financial results or prevent fraud;

•

significant decreases or fluctuations in price of our securities from fluctuations in operating results, quarter-to-quarter earnings and other factors, including incidents involving our customers and negative media coverage; and

•	changes in applicable laws or regulations.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond either our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

USE OF PROCEEDS

All of the Class A Ordinary Shares, Class C Ordinary Shares and Private Warrants (including Class A Ordinary Shares issuable upon the exercise of such Private Warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $81 million from the exercise of the Private Warrants, assuming the exercise in full of all of the Private Warrants for cash. We expect to use the net proceeds from the exercise of the Private Warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 228,493,186 Class A Ordinary Shares, including up to 7,465,558 Class A Ordinary Shares issuable upon the exercise of the Private Warrants, up to 6,838,101 Private Warrants and up to 118,363,766 Class C Ordinary Shares held by the Selling Securityholders.

The Selling Securityholders may from time to time offer and sell any or all of the ordinary shares and warrants set forth below pursuant to this prospectus. In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table and in the footnotes in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering Class A Ordinary Shares, Class C Ordinary Shares and Private Warrants for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over the Class A Ordinary Shares, Class C Ordinary Shares and Warrants they own or have the right to acquire, as well as Class A Ordinary Shares, Class C Ordinary Shares and Warrants for which they have the right to vote or dispose of such securities. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, Shares, Class C Ordinary Shares which a person has the right to acquire as of the date of this prospectus are included both in that person’s beneficial ownership as well as in the total number of the Class A Ordinary Shares, Class C Ordinary Shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same ordinary shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same the Class A Ordinary Shares, Class C Ordinary Shares.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares or warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of ordinary shares and warrants registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The information in the table below is based upon information provided by the Selling Securityholders. Unless otherwise indicated, the business address of each beneficial owner listed in the tables below is c/o Vistra (UK) Ltd, 3rd Floor, 11-12 St James’s Square, London SW1Y 4LB, United Kingdom.

Names and addresses	Securities beneficially owned prior to the offering						Securities to be sold in this offering			Securities beneficially owned after this offering
	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%	Class A Ordinary Shares	Class C Ordinary Shares	Private Warrants	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%
GSW(1)	11,633,476	4.3	105,863,766	89.4	—	—	11,633,476	105,863,766	—	—	—	—	—	—	—
CPP Investments(2)	77,213,369	27.4	12,500,000	10.6	—	—	64,867,691	12,500,000	—	12,345,678	—	—	—	—	—
Platinum Cactus(3)	58,170,916	21.6	—	—	—	—	58,170,916	—	—	—	—	—	—	—	—
JERA(4)	28,524,255	10.6	—	—	—	—	28,524,255	—	—	—	—	—	—	—	—
SACEF(5)	9,658,421	3.6	—	—	—	—	9,658,421		—	—	—	—	—	—	—
Blackwell Partners LLC – Series A(6)	220,246	*	—	—	—	—	220,246	—	—	—	—	—	—	—	—
Blackstone CSP-MST FMAP Fund(6)	109,634	*	—	—	—	—	109,634	—	—	—	—	—	—	—	—
Sylebra Capital Parc Master Fund(6)	710,951	*	—	—	—	—	710,951	—	—	—	—	—	—	—	—
Sylebra Capital Partners Master Fund, Ltd.(6)	1,611,897	*	—	—	—	—	1,611,897	—	—	—	—	—	—	—	—
Blackrock, Inc(7)	6,547,290	2.4	—	—	—	—	6,547,290	—	—	—	—	—	—	—	—
Connor Nowinski(8)	2,500	*	—	—	—	—	2,500	—	—	—	—	—	—	—	—
Star V Partners LLC(9)	200,000	*	—	—	—	—	200,000	—	—	—	—	—	—	—	—
Maso Capital Investments Limited(9)	52,888	*	—	—	—	—	52,888	—	—	—	—	—	—	—	—
Blackwell Partners LLC – Series A(9)	440,000	*	—	—	—	—	440,000	—	—	—	—	—	—	—	—
Vittoria Fund – OC, L.P.(10)	836,358	*	—	—	—	—	836,358	—	—	—	—	—	—	—	—
Oxbow Master Fund Limited(11)	2,163,642	*	—	—	—	—	2,163,642	—	—	—	—	—	—	—	—
Chachacha 2019 Trust DTD 9/20/2019(12)	2,442,500	*	—	—	—	—	2,442,500	—	—	—	—	—	—	—	—
Heritage Renewable Energy Investments, LLC(13)	2,500,000	*	—	—	—	—	2,500,000	—	—	—	—	—	—	—	—

Names and addresses	Securities beneficially owned prior to the offering						Securities to be sold in this offering			Securities beneficially owned after this offering
	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%	Class A Ordinary Shares	Class C Ordinary Shares	Private Warrants	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%
The Steven Trieu Living Trust dtd 4.3.12(14)	50,000	*	—	—	—	—	50,000	—	—	—	—	—	—	—	—
Kedrick Capital LLC(15)	1,500,000	*	—	—	—	—	1,500,000	—	—	—	—	—	—	—	—
Carrhae Capital Master Fund Ltd.(16)	330,411	*	—	—	—	—	330,411	—	—	—	—	—	—	—	—
Carrahe Capital Long Master Fund Ltd.(16)	1,169,589	*	—	—	—	—	1,169,589	—	—	—	—	—	—	—	—
ZP Master Utility Fund, Ltd.(17)	222,299	*	—	—	—	—	222,299	—	—	—	—	—	—	—	—
BNP Paribas Asset Management UK Ltd on behalf of BNP Paribas Funds Energy Transition(18)	10,000,000	3.7	—	—	—	—	10,000,000	—	—	—	—	—	—	—	—
Ravikant Tanuku(19)	2,500	*	—	—	—	—	2,500	—	—	—	—	—	—	—	—
Best Investment Company(20)	1,019,942	6.7	—	—	—	—	1,019,942	—	—	—	—	—	—	—	—
International Bank for Reconstruction and Development as Trustee for the Post-Employment Benefits Plan(20)	42,838	6.7	—	—	—	—	42,838	—	—	—	—	—	—	—	—
International Bank for Reconstruction and Development as Trustee for the Retired Staff Benefits Plan and Trust(20)	68,367	6.7	—	—	—	—	68,367	—	—	—	—	—	—	—	—
International Bank for Reconstruction and Development as Trustee for the Staff Retirement Plan and Trust(20)	412,399	6.7	—	—	—	—	412,399	—	—	—	—	—	—	—	—
IOOF MultiMix Wholesale International Shares Trust(20)	129,942	6.7	—	—	—	—	129,942	—	—	—	—	—	—	—	—

Names and addresses	Securities beneficially owned prior to the offering						Securities to be sold in this offering			Securities beneficially owned after this offering
	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%	Class A Ordinary Shares	Class C Ordinary Shares	Private Warrants	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%
LGT Select Equity Emergin Markets, a sub-fund of LGT Select Funds(20)	446,215	6.7	—	—	—	—	446,215	—	—	—	—	—	—	—	—
Lockheed Martin Corporation Master Retirement Trust(20)	241,140	6.7	—	—	—	—	241,140	—	—	—	—	—	—	—	—
MLC Investments Limited as Trustee for JANA Emerging Markets Share Trust(20)	96,621	6.7	—	—	—	—	96,621	—	—	—	—	—	—	—	—
OptiMix Wholesale Global Emerging Markets Share Trust(20)	144,991	6.7	—	—	—	—	144,991	—	—	—	—	—	—	—	—
Australian Retirement Trust Pty Ltd as trustee for the Australian Retirement Trust (20)	225,087	6.7	—	—	—	—	225,087	—	—	—	—	—	—	—	—
Superannuation Funds Management Corporation of South Australia Funds SA IEFA(20)	510,709	6.7	—	—	—	—	510,709	—	—	—	—	—	—	—	—
Superannuation Funds Management Corporation of South Australia Funds SA IEFB(20)	87,164	6.7	—	—	—	—	87,164	—	—	—	—	—	—	—	—
Telstra Super Pty Ltd as Trustee for the Telstra Superannuation Scheme(20)	224,263	6.7	—	—	—	—	224,263	—	—	—	—	—	—	—	—
The Board of Trustees for the Maryland State Retirement and Pension System(20)	947,844	6.7	—	—	—	—	947,844	—	—	—	—	—	—	—	—
TT Asia ex Japan Equity Fund(20)	71,342	6.7	—	—	—	—	71,342	—	—	—	—	—	—	—	—

Names and addresses	Securities beneficially owned prior to the offering						Securities to be sold in this offering			Securities beneficially owned after this offering
	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%	Class A Ordinary Shares	Class C Ordinary Shares	Private Warrants	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%
TT Asia-Pacific Equity Fund((20)	265,743	6.7	—	—	—	—	265,743	—	—	—	—	—	—	—	—
TT EM Unconstrained Opportunities Fund Limited(20)	528,800	6.7	—	—	—	—	528,800	—	—	—	—	—	—	—	—
TT EM Emerging Markets Opportunity Fund Limited(20)	126,199	6.7	—	—	—	—	126,199	—	—	—	—	—	—	—	—
TT Emerging Markets Opportunities Fund II Limited(20)	1,071,045	6.7	—	—	—	—	1,071,045	—	—	—	—	—	—	—	—
TT Emerging Markets Unconstrained Fund, a sub fund of TT International Funds plc(20)	982,134	6.7	—	—	—	—	982,134	—	—	—	—	—	—	—	—
TT Environmental Solutions Funds, a sub fund of TT International Funds plc (20)	144,839	6.7	—	—	—	—	144,839	—	—	—	—	—	—	—	—
TT Emerging Markets Equity Fund, a sub fund of TT International Funds plc(20)	1,058,308	6.7	—	—	—	—	1,058,308	—	—	—	—	—	—	—	—
Victorian Funds Management Corporation as Trustee for VFM Emerging Markets Trust(20)	396,628	6.7	—	—	—	—	396,628	—	—	—	—	—	—	—	—
PIMCO Energy and Tactical Credit Opportunities Fund(21)	700,000	*	—	—	—	—	700,000	—	—	—	—	—	—	—	—
Adage Capital Partners, L.P.(22)	350,651	*	—	—	—	—	350,651	—	—	—	—	—	—	—	—

Names and addresses	Securities beneficially owned prior to the offering						Securities to be sold in this offering			Securities beneficially owned after this offering
	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%	Class A Ordinary Shares	Class C Ordinary Shares	Private Warrants	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%
Justin Saslaw(23)	2,500	*	—	—	—	—	2,500	—	—	—	—	—	—	—	—
Christina Alfandary (24)	102,784	*	—	—	66,667	0.36	102,784		66,667		—			—	—
Bourne Childrens Investment Trust (25)	47,821	*	—	—	33,333	0.18	47,821	—	33,333	—	—	—	—	—	—
Mary E. Bourne (26)	95,641	*	—	—	66,667	0.36	95,641	—	66,667	—	—	—	—	—	—
Raymond F. Bourne (27)	191,281	*	—	—	133,333	0.72	191,281	—	133,333	—	—	—	—	—	—
Craig Broderick (28)	473,919	*	—	—	333,333	1.81	473,919	—	333,333	—	—	—	—	—	—
Steven Buffone (29)	546,704	*	—	—	400,000	2.17	546,704	—	400,000	—	—	—	—	—	—
Riverside Management Group LLC (30)	2,254,555	*	—	—	133,333	1.90	2,254,555	—	133,333					—	—
Jane Chwick (31)	218,764	*	—	—	150,000	0.82	218,764	—	150,000	—	—	—	—	—	—
Randel A. Falco (32)	218,764	*	—	—	150,000	0.82	218,764	—	150,000	—	—	—	—	—	—
Forst GST, LLC (33)	345,724	*	—	—	316,667	1.72	345,724	—	316,667	—	—	—	—	—	—
Ed Forst (34)	382,116	*	—	—	350,000	1.90	382,116	—	350,000	—	—	—	—	—	—
Steven J. Gilbert (35)	102,784	*	—	—	66,667	0.36	102,784	—	66,667	—	—	—	—	—	—
The Gregory 1997 Children’s Trust FBO Morgan L. Gregory (36)	561,704	*	—	—	400,000	2.17	561,704	—	400,000	—	—	—	—	—	—
The Gregory 1997 Children’s Trust FBO Kristin J. Gregory (37)	561,704	*	—	—	400,000	2.17	561,704	—	400,000	—	—	—	—	—	—
HG Ventures LLC (38)	891,447	*	—	—	633,333	3.44	891,447	—	633,333	—	—	—	—	—	—
Philip Kassin (39)	1,824,662	*	—	—	44,627	0.24	1,824,662	—	44,627	—	—	—	—	—	—
Robert S. Mancini (40)	1,150,138	*	—	—	266,681	1.45	1,150,138	—	266,681	—	—	—	—	—	—
Thad Miller (41)	1,192,789	*	—	—	842,667	4.58	1,192,789	—	842,667	—	—	—	—	—	—
Catherine D. Rice 2002 Trust (42)	669,488	*	—	—	466,667	2.54	669,488	—	466,667	—	—	—	—	—	—
Sean and Mark LLC (43)	473,919	*	—	—	333,333	1.81	473,919	—	333,333	—	—	—	—	—	—

Names and addresses	Securities beneficially owned prior to the offering						Securities to be sold in this offering			Securities beneficially owned after this offering
	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%	Class A Ordinary Shares	Class C Ordinary Shares	Private Warrants	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%
Wesley Sima (44)	254,872	*	—	—	116,667	0.63	254,872	—	116,667	—	—	—	—	—	—
Andrew Smith (45)	120,692	*	—	—	50,793	0.28	120,692	—	50,793	—	—	—	—	—	—
John Eric Smith (46)	149,176	*	—	—	100,000	0.54	149,176	—	100,000	—	—	—	—	—	—
Trae Stephens (47)	218,764	*	—	—	150,000	0.82	218,764	—	150,000	—	—	—	—	—	—
Eddy Zervigon (48)	56,392	*	—	—	33,333	0.18	56,392	—	33,333	—	—	—	—	—	—
W. Grant Gregory (49)	250,000	*	—	—	—	—	250,000	—	—	—	—	—	—	—	—
Kristin Gregory-Meek ND Legacy Trust (50)	291,136	*		—	266,667	1.45	291,136	—	266,667	—	—	—	—	—	—
Morgan L. Gregory ND Legacy Trust (51)	291,136	*		—	266,667	1.45	291,136	—	266,667	—	—			—	—
W. Grant Gregory, Jr. ND Legacy Trust (52)	291,135	*		—	266,666	1.45	291,135	—	266,666	—	—	—	—	—	—

*	Less than 1%.
%	based on total outstanding shares 269,647,998 as of September 9, 2022 (excluding shares held by the Company in their treasury account).
(1)

GSW is owned by GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, MBD 2011 Holdings, L.P., Bridge Street 2011, L.P., Bridge Street 2011 Offshore, L.P., West Street Energy Partners, L.P., West Street Energy Partners Offshore Holding-B, L.P., West Street Energy Partners Offshore, L.P., MBD 2013, L.P. and MBD 2013 Offshore, L.P., or collectively, the “GSW Investors”. Affiliates of The Goldman Sachs Group, Inc. are the general partner, managing partner, managing member or investment manager of each of the GSW Investors. Michael Bruun is a Managing Director of an affiliate of The Goldman Sachs Group, Inc. and may be deemed to have beneficial ownership of the shares held by GSW, for the limited purpose of this disclosure in accordance with the SEC rules and regulations. Each of the GSW Investors and Michael Bruun disclaims beneficial ownership of all such shares, except to the extent of their pecuniary interest therein, if any. The Goldman Sachs Group, Inc. may be deemed to have beneficial ownership of the shares held by GSW, for the limited purpose of this disclosure in accordance with the SEC rules and regulations. The Goldman Sachs Group, Inc. disclaims beneficial ownership of all such shares, except to the extent of its pecuniary interest therein, if any. The address of GSW is Intercontinental Trust Ltd., Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius. The address of the GSW Investors and The Goldman Sachs Group, Inc. is 200 West Street, New York, NY 10282. As of the date hereof, GSW owns 11,633,476 Class A ordinary shares and 105,863,766 Class C Ordinary Shares. The Class Ordinary C Shares will not be entitled to any voting rights on matters submitted to shareholders for a vote.

(2)

Investment and voting power with regard to shares beneficially owned by CPP Investments rests with Canada Pension Plan Investment Board. John Graham is the President and Chief Executive Officer of Canada Pension Plan Investment Board and, in such capacity, may be deemed to have voting and dispositive power with respect to the shares of common stock beneficially owned by Canada Pension Plan Investment Board. Mr. Graham disclaims beneficial ownership over any such shares. The address for CPP Investments is One Queen Street East, Suite 2500, P.O. Box 101, Toronto, Ontario, M5C 2W5, Canada. As of the date hereof, CPP Investments owns 1 Class D Ordinary Share, 64,867,691 Class A Ordinary Shares and 12,500,000 Class C Ordinary Shares. The Class D Ordinary Share represents a number of votes from time to time equal to the number of Class A Ordinary Shares that would have been issued to CPP Investments and its affiliates if CPP Investments and its affiliates had exchanged the ReNew India Ordinary Shares that they hold at such time for Class A Ordinary Shares at the exchange ratio under the Business Combination Agreement. CPP Investments may transfer 14,893,835 ReNew India Ordinary Shares received by CPP Investments upon the conversion of its CCPS to ReNew Global, in exchange for 12,345,678 Class A Ordinary Shares. The Class D Ordinary Share held by CPP Investments, shall cease to have any voting rights or rights to dividends and other distributions immediately upon the transfer and contribution to ReNew India of all of the ReNew India Ordinary Shares held by CPP Investments in exchange for Class A Ordinary Shares. Accordingly, the table above reflects CPP Investments beneficial ownership of Class A Ordinary Shares assuming CPP Investments has transferred all its ReNew India Ordinary Shares received by it upon the conversion of its CCPS in exchange for Class A Ordinary Shares. The Class C Ordinary Shares will not be entitled to any voting rights on matters submitted to shareholders for a vote.

(3)

Platinum Cactus is a trust established under the laws of the Abu Dhabi Global Market by deed of settlement dated March 28, 2019 between Platinum Cactus and Platinum Hawk C 2019 RSC Limited. Platinum Hawk C 2019 RSC Limited is the trustee of Platinum Cactus A 2019 Trust. Platinum Hawk C 2019 RSC Limited is a wholly owned subsidiary of ADIA. ADIA is considered to be the beneficial owner of the common shared. The principal business address of ADIA is 211 Corniche Street, P.O. Box 3600, Abu Dhabi, United Arab Emirates 3600. The address of Platinum Hawk C 2019 RSC Limited is Level 26, Al Khatem Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates. ADIA is a public institution wholly owned by the Government of the Emirate of Abu Dhabi and subject to its supervision.

(4)

JERA Power RN B.V., a company organized under the laws of the Netherlands, and wholly owned subsidiary of JERA Co., Inc., having its registered office at De entrée 250, 1101EE Amsterdam, The Netherlands. Under SEC rules, JERA Co., Inc. may be deemed to have beneficial ownership of the shares held by JERA Power RN B.V. JERA Co., Inc., a company organized under the laws of Japan. JERA Co., Inc. is managed by a board of directors and because the board of directors acts by consensus/majority approval, none of the members of the JERA Co., Inc. board of directors has sole voting or dispositive power with respect to the securities of ReNew held by JERA. JERA Co., Inc, has its registered office at Nihonbashi Takashimaya Mitsui Building 25th Floor 2-5-1 Nihonbashi, Chuo-ku, Tokyo, 103-6125, Japan.

(5)	GEF SACEF India, a private company limited by shares incorporated under the laws of Mauritius and has its registered office at c/o IQEQ, 33, Edith Cavell Street, 11324, Port-Louis, Mauritius.
(6)

Includes an aggregate of 2,439,079 Class A Shares subscribed for by BEMAP Master Fund Ltd., Sylebra Capital Partners Master Fund Ltd, Sylebra Capital Parc Master Fund and Blackwell Partners LLC — Series A, or together, “Sylebra Capital”. Sylebra Capital Limited may be deemed to have sole investment and voting power over the shares held by Sylebra Capital- pursuant to investment management agreements with each Sylebra Capital entity. No Sylebra Capital entity has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by such entity. Daniel Patrick Gibson is the Chief Investment Officer of Sylebra Capital. The address for all funds is c/o Sylebra Capital Limited, 20th Floor, 28 Hennessy Road, Wan Chai, Hong Kong.

(7)

The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.; Blackrock Global Funds – Sustainable Energy Fund; Blackrock Energy and Resources Income Trust PLC; and Blackrock Utilities, Infrastructure & power Opportunities Trust. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is Drapers Gardens, 12 Throgmorton Ave., London EC2N 2DL, England. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(8)	The Selling Securityholder’s address is 317 University Ave, Suite 200 Palo Alto, CA, 94301.
(9)

Includes an aggregate of 692,888 Class A Ordinary Shares owned by the Maso Entities (defined herein). Maso Capital Partners Limited is the investment manager of Star V Partners LLC, Blackwell Partners LLC – Series A and Maso Capital Investments Limited, or together, “Maso Entities”. Manoj Jain or Sohit Khurana, directors of investment manager of Maso Capital Partners Limited, may be deemed to have voting and dispositive power with respect to the shares held by Maso Entities. Both Manoj Jain and Sohit Khurana disclaims beneficial ownership over these securities. The address of the entities listed above is c/o Maso Capital Partners Limited, 8/F Printing House, 6 Duddell Street, Central, Hong Kong.

(10)

Charles P. Keates, Vice President and Dennis J. Ersin, CFO and Treasurer of Veritable Partnership Holding, Inc., the General Partner is the investment manager of Vittoria Fund – OC L.P. Charles P. Keates and Dennis J. Ersin may be deemed to have voting and dispositive power with respect to the Class A Ordinary Shares held by Vittoria Fund – OC L.P. Both disclaim beneficial ownership over these securities. The Selling Securityholder’s principal address is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

(11)

Oxbow Capital Management (HK) Limited is the investment manager of Oxbow Master Fund Limited. Wesley John Wai Kit Wong, Grant Kevin Jackson and James Alexander Walker are the directors of Oxbow Master Fund Limited, they disclaim the beneficial ownership over these shares. Wesley John Wai Kit Wong is also the CIO of Oxbow Capital Management (HK) Limited, which is the Investment Manager for Oxbow Master Fund Limited. In this role he also has the power to dispose of the Shares held by Oxbow Master Fund Limited. The principal address of the fund and the investment manager is 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.

(12)

Chamath Palihapitiya, Trustee of Chachacha 2019 Trust dtd 9/20/2019, may be deemed to have voting and dispositive power over the securities held by the Selling Securityholder. The principal address of the Selling Securityholder is 394 Pacific Ave, FL-2 San Francisco, CA 94111. Chamath disclaims beneficial ownership of the shares.

(13)	The business address of Heritage Renewable Energy Investments, LLC is 1209 Organe St.Wilmington, DE 19801.
(14)	The natural person having voting or investment control over the shares held by such entity is Steven Trieu. The address of such entity is 972 Addison Ave, Palo Alto, CA 94301.
(15)

Margo Tan Eyck, Managing Member of Kedrick Capital LLC may be deemed to have voting and dispositive power with respect to the shares held. The business address of Kedrick Capital LLC is 7773 Spring Mill Road Indianapolis IN 46260.

(16)

Includes an aggregate of 1,500,000 Class A Ordinary Shares. Adrian Headon, Monette Windsor, Richard Coles, Directors and Ali Akay, CIO, Managing Member of Carrhae Capital Master Fund Ltd may be deemed to have voting and dispositive power with respect to the shares held. The business address of Carrhae Capital Master Fund Ltd and Carrhae Capital Long Master Fund Ltd is PO Box 309 Ugland House Grand Cayman, KY-1104 Cayman Islands.

(17)

ZP Master Utility Fund, Ltd., or the “Fund”, has delegated to Zimmer Partners, LP, as investment manager, or the “Investment Manager”, sole voting and investment power over the Class A Ordinary Shares held by the Fund pursuant to its investment management agreement with Zimmer Partners, LP. As a result, each of the Investment Manager, Zimmer Partners GP, LLC, as the general partner of the Investment Manager, Zimmer Financial Services Group LLC (fka Sequentis Financial LLC), as the sole member of Zimmer Partners GP, LLC, and Stuart J. Zimmer, as the managing member of Zimmer Financial Services Group LLC, may be deemed to exercise voting and investment power over the Class A Ordinary Shares held by the Fund and thus may be deemed to beneficially own such Class A Ordinary Shares.

(18)

Edward Lees and Ulrik Fugmann are both Senior Portfolio managers of the Energy Transition Fund. As such, they may be deemed to be the beneficial owner of the Class A Ordinary Shares. The business address of the securityholder is 5 Aldermanburg Square London EX2V 7BP, United Kingdom.

(19)	Mr. Tanuku’s address is 657 29th Street Manhattan Beach CA 90266.
(20)

Includes an aggregate of 18,160,330 Class A Shares subscribed by funds that are managed by TT International Asset Management Ltd. The business address of each fund and TT International Asset Management Ltd is c/o TT International Asset Management Ltd, 62 Threadneedle Street, London EC2R 8HP. Niall Paul has voting and dispositive power with respect to the securities held by certain TT segregated accounts, TT Emerging Markets Opportunities Fund Limited, TT Emerging Markets Opportunities Fund II Limited, TT Emerging Markets Equity Fund, a sub fund of TT International Funds plc. Further, Duncan Robertson has voting and dispositive power with respect to the securities held by TT Asia ex Japan Equity Fund, TT Asia-Pacific Equity Fund. Robert James has voting and dispositive power with respect to the securities held by certain TT segregated accounts, TT EM Unconstrained Opportunities Fund Limited and TT Emerging Markets Unconstrained Fund, a sub fund of TT International Funds plc. Harry Thomas and Andrew Raikes has voting and dispositive power with respect to the securities held by TT Environmental Solutions Fund, a sub fund of TT International Funds plc.

(21)

PIMCO Energy and Taxtical Credit Opportunities Fund is managed by Pacific Investment Management Company LLC. Greg Sharenow and John Devir is the managing director and executive vice president of Pacific Investment Management Company LLC. The business address of PIMCO Energy and Taxtical Credit Opportunities Fund and Pacific Investment Management Company LLC is 650 Newport Center Drive Newport Beach, CA 92660.

(22)

Robert and Philip, Managing Members of Adage Capital Partners LP. may be deemed to have voting and dispositive power with respect to the shares held. The business address of the Selling Securityholder is 200 Clarendon Street 52nd floor Boston, MA 02116.

(23)	Justin Saslaw is an individual Selling Securityholder.
(24)

Christina Alfandary’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Ms. Alfandary was previously an advisory board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(25)

Mary E. Bourne is the trustee of the Bourne Childrens Investment Trust, dated December 11, 2011. As such, she has voting or investment control over the securities held by the trust. The business address of such trust is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140.

(26)	Mary E. Bourne’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140.
(27)

Raymond F. Bourne’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Bourne was previously an advisory board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(28)

Craig Broderick’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Broderick was previously a board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(29)

Steven Buffone’s business address is 550 S Ocean Blvd. Apt 407, Boca Raton, FL 33432. Mr. Buffone was previously an advisory board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(30)

The natural person having voting or investment control over the securities held by the Selling Securityholder is D. James Carpenter. The business address of such entity is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Carpenter was previously the Chairman of the Board of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(31)

Jane Chwick’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Ms. Chwick was previously an advisory board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(32)

Randel A. Falco’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Falco was previously an advisory board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(33)

The natural person having voting or investment control over the securities held by the Selling Securityholder is Ed Forst. The business address of such entity is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Forst was previously an advisory board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(34)

Ed Forst’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Forst was previously an advisory board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(35)

Steven J. Gilbert’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Gilbert was previously an advisory board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(36)

Karen Gregory is the trustee of The Gregory 1997 Children’s Trust FBO Morgan L. Gregory, dated December 1, 1997. As such, she has voting or investment control over the securities held by the trust. The business address of such trust is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140.

(37)

Karen Gregory is the trustee of The Gregory 1997 Children’s Trust FBO Kristin J. Gregory, dated December 1, 1997. As such, she has voting or investment control over the securities held by the trust. The business address of such trust is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140.

(38)

The natural person having voting or investment control over the securities held by the Selling Securityholder is Jeff Laborsky. The business address of such entity is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Laborsky was previously an advisory board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(39)

Philip Kassin’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Kassin was previously the President, Secretary, Chief Operating Officer and a board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(40)

Robert S. Mancini’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Mancini was previously the Chief Executive Officer and a board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(41)

W. Thaddeus Miller’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Miller was previously a board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(42)

The natural person having voting or investment control over the securities held by the Selling Securityholder is Catherine D. Rice. The business address of such entity is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Ms. Rice was previously a board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(43)

Catherine D. Rice is the trustee of Catherine D. Rice 2002 Trust, dated April 19, 2019. As such, she has voting or investment control over the securities held by the trust. The business address of such trust is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Broderick was previously a board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(44)

Wesley Sima’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Sima was previously the Chief Financial Officer of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(45)

Andrew Smith’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Smith was previously a vice president of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(46)

John Eric Smith’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Smith was previously an advisory board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(47)

Trae Stephens’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Stephens was previously an advisory board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(48)

Eddy Zervigon’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Zervigon was previously an advisory board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(49)

W. Grant Gregory’s business address is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Gregory was previously a board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(50)

W. Grant Gregory is the trustee of the Kristin Gregory-Meek ND Legacy Trust, dated December 11, 2020. As such, he has voting or investment control over the securities held by the trust. The business address of such trust is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Gregory was previously a board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(51)

W. Grant Gregory is the trustee of the Morgan L. Gregory ND Legacy Trust, dated December 11, 2020. As such, he has voting or investment control over the securities held by the trust. The business address of such trust is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Gregory was previously a board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

(52)

W. Grant Gregory is the trustee of the W. Grant Gregory, Jr. ND Legacy Trust, dated December 11, 2020. As such, he has voting or investment control over the securities held by the trust. The business address of such trust is 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, FL 33140. Mr. Gregory was previously a board member of RMG Acquisition Corporation II, a wholly owned subsidiary of the registrant.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated articles of association are summaries and do not purport to be complete. By becoming a shareholder in our Company, you will be deemed to have notice of and consented to these provisions of our articles of association as amended and restated.

As of September 9, 2022, 269,647,998 Class A Ordinary Shares (excluding treasury shares) par value $0.0001 per share, one Class B Ordinary Share par value $0.0001, 118,363,766 Class C Ordinary Shares par value $0.0001 per share, one Class D Ordinary Share par value $0.0001, one Deferred Share par value $0.01 and 50,000 Deferred Redeemable Preference Shares par value £1.00 per share, were in issue.

One Class B Share represents the number of votes from time to time equal to 15,591,932 Class A Ordinary Shares that would have been issued to the Founder Investors and their affiliates if the Founder Investors and their affiliates had exchanged the ReNew India ordinary shares that they hold at such time for Class A Ordinary Shares at the exchange ratio specified in the Business Combination Agreement (as defined herein).

One Class D Ordinary Share represents the number of votes from time to time equal to 12,345,678 Class A Ordinary Shares that would have been issued to CPP Investments and its affiliates if CPP Investments and its affiliates had exchanged the ReNew India Ordinary Shares that they hold at such time for Class A Ordinary Shares at the exchange ratio specified in the Business Combination Agreement (as defined herein).

In accordance with the ReNew Global Articles, we can issue, in addition to the shares already in issue, further Class A Ordinary Shares and Class C Ordinary Shares, each having the rights and entitlements as described in the ReNew Global Articles.

Allotment of Shares and Preemption Rights

The U.K. Companies Act permits our directors to allot (or grant rights to subscribe for or to convert any security into) shares in the Company only with prior authorization granted by an ordinary resolution of our shareholders (being a resolution passed by a majority of the votes cast) or in the ReNew Global Articles. This authorization must state the aggregate nominal amount of shares that it covers, can be valid up to a maximum period of five years and can be varied, renewed or revoked by shareholders. An exception applies in respect of the allotment of shares in pursuance of an employees’ share scheme (as defined in the U.K. Companies Act).

In addition, subject to certain limited exceptions, the U.K. Companies Act provides shareholders with preemption rights when new ordinary shares in the Company are allotted (or rights to subscribe for, or to convert securities into, such ordinary shares are granted, or such ordinary shares held as treasury shares are sold) wholly for cash. However, it is possible for these preemption rights to be disapplied by the ReNew Global Articles or a special resolution of shareholders (being a resolution passed by at least 75% of the votes cast). Such a disapplication of preemption rights cannot apply for longer than the duration of the authority to allot shares to which it relates.

On August 20, 2021, our shareholders passed resolutions authorizing our directors until August 20, 2026 to allot shares with aggregate nominal values of up to (a) $6,503.02 for the purposes of our Employee 2021 Plan (including $30 for our Non-Employee 2021 Plan), and (b) $55,000 (which could, for instance, comprise up to 550,000,000 Class A Ordinary Shares) for other allotments, and disapplying preemption rights in respect of allotments under these authorities.

Voting Rights and Restrictions on Voting

Pursuant to the ReNew Global Articles, holders of Class A Ordinary Shares will vote together as a single class with the holders of the other voting shares in the capital of the Company on all matters submitted to the shareholders of ReNew Global for their vote or approval, other than with respect to matters that require a class vote. Class A Ordinary Shares will be issued with voting rights attached to them and each Class A Ordinary Share will have one vote on a poll.

The holder of the Class B Ordinary Share will vote as a single class with the holders of the other voting shares in the capital of the Company on all matters submitted to the shareholders of ReNew Global for their vote or approval, other than with respect to matters that require a class vote. The Class B Ordinary Share will be issued with voting rights attached to it and the Class B Ordinary Share shall entitle the holder of such share to a number of voting rights from time to time equal to the number of ReNew India Ordinary Shares, if any, held as of such time by such holder and its affiliates on an As-Converted Basis, multiplied by (ii) the exchange ratio under the Business Combination Agreement (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Ordinary Shares after August 23, 2021).

The Class C Ordinary Share will be non-voting and will not be entitled to any votes on any matter that is submitted to the shareholders of ReNew Global for their vote or approval.

The holder of the Class D Ordinary Share will vote together as a single class with the holders of the other voting shares in the capital of the Company on all matters submitted to the shareholders of ReNew Global for their vote or approval, other than with respect to matters that require a class vote. The Class D Ordinary Share shall be issued with voting rights attached to it and the Class D Ordinary Share shall entitle the holder of such share to a number of voting rights from time to time equal to the number of ReNew India Ordinary Shares, if any, held as of such time by the holder and its affiliates on an As-Converted Basis, multiplied by (ii) the exchange ratio under the Business Combination Agreement (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Ordinary Shares after August 23, 2021).

Dividends and Other Distributions

ReNew Global may by ordinary resolution of the shareholders declare dividends out of profits available for distribution in accordance with the respective rights of shareholders but no such dividend shall exceed the amount recommended by the directors. The ReNew Global Board may from time to time pay shareholders such interim dividends as appear to the Board to be justified by the profits available for distribution.

Subject to any rights attaching to or the terms of issue of any share, all dividends shall be declared and paid according to the amounts paid up in respect of nominal value on the ordinary shares; but no amount paid on a share in advance of the date on which a call is payable shall be treated as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts so paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

No dividend or other moneys payable by ReNew Global on or in respect of any share shall bear interest against it unless otherwise provided by the rights attached to the share. Any dividend unclaimed after a period of 12 years from the date such dividend became due for payment may, if the Board so resolves, be forfeited and cease to remain owing.

Dividends may be declared or paid in any currency and the Board may decide the rate of exchange for any currency conversions that may be required in relation to the currency of any dividend.

Any general meeting declaring a dividend may by ordinary resolution of shareholders, upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or in part by the distribution of non-cash assets of equivalent value, including without limitation paid up shares or debentures of another body corporate.

The directors may, if authorized by an ordinary resolution of shareholders, offer any holders of ordinary shares the right to elect to receive in lieu of a dividend, or part of a dividend, an allotment of ordinary shares credited as fully paid up.

Each holder of Class A Ordinary Shares shall be entitled to receive distributions, whether in the form of dividends, return of capital on a winding up or any other means (the “Distributions”) in proportion to the number of Class A Ordinary Shares held by them and pro rata with all other ReNew Global Shares in the capital of ReNew Global which are entitled to Distributions (so that all such ReNew Global Shares which are entitled to receive such Distributions receive the same amount per ReNew Global Share, subject to any differences in such amount as a result of rights to receive Distributions attaching to the Class B Ordinary Share and the Class D Ordinary Share).

Each holder of Class C Ordinary Share shall be entitled to receive Distributions in proportion to the number of Class C Ordinary Share held by them and pro rata with all other ReNew Global Shares in the capital of ReNew Global which are entitled to Distributions (so that all such ReNew Global Shares which are entitled to receive such Distributions receive the same amount per ReNew Global Share, subject to any differences in such amount as a result of rights to receive Distributions attaching to the Class B Ordinary Share and the Class D Ordinary Share).

The holder of the Class B Ordinary Share shall be entitled to participate in Distributions of the Company only during the period from August 23, 2021 until August 23, 2024 on the basis that such holder is deemed to hold for the purposes of only, at the time of any Distribution, such number of Class A Ordinary Shares as is equal to the number of ReNew India Ordinary Shares held by such holder and its affiliates at the time of such Distribution multiplied by 0.8289 (as proportionately adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Ordinary Shares after August 23, 2021) and shall receive the relevant amount of such Distribution. If the holder of the Class B Ordinary Share or any of its affiliates participate in any Distribution made by ReNew India in its or their capacity as a holder of ReNew India Ordinary Shares, or “ReNew India Distributions”, the amount of future Distributions made by ReNew Global to the holder of the Class B Ordinary Share shall be reduced, in aggregate, by such amount as equals the amount of any ReNew India Distributions made to such holder.

The holder of the Class D Ordinary Share shall be entitled to participate in dividends of the Company only during the period from August 23, 2021 until August 23, 2024 on the basis that such holder is deemed to hold for the purposes of only, at the time of any Distribution, such number of Class A Ordinary Shares as is equal to the number of ReNew India Ordinary Shares held by such holder and its affiliates at the time of such Distribution multiplied by 0.8289 (as proportionately adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Ordinary Shares after August 20, 2023) and shall receive the relevant amount of such Distribution. If the holder of the Class D Ordinary Share or any of its affiliates participate in any ReNew India Distributions, the amount of future Distributions made by ReNew Global to the holder of the Class D Ordinary Share shall be reduced, in aggregate, by such amount as equals the amount of any ReNew India Distributions made to such holder. For the avoidance of doubt, over such three (3) year period no more and no less in Distributions and ReNew India Distributions shall be received in the aggregate by the holder of the Class D Ordinary Share than the amount of the Distributions that would have been made to such holder by the Company had such holder held, at the time of each Distribution, the number of Class A Ordinary Shares as is equal to the number of ReNew India Ordinary Shares held by such holder and its affiliates at the time of such Distribution multiplied by 0.8289 (as proportionately adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Ordinary Shares after August 23, 2021), and any differences shall be adjusted on an annual basis to the extent possible (and if not, the required adjustments shall be made to Distributions following the three (3) year period).

Transferability

Subject to the terms of the ReNew Global Articles, any shareholder holding shares in certificated form may transfer all or any of their shares by an instrument of transfer in any usual form or any other form approved by the Board. Any written instrument of transfer shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee.

In the case of uncertificated shares, the directors may take such action as they consider appropriate to achieve a transfer. The Uncertificated Securities Regulations 2001 permit shares to be issued and held in uncertificated form and transferred by means of a computer-based system.

The Board may decline to register any transfer of any share:

•	which is not a fully paid share;

•	where the transfer is not lodged, duly stamped, at the registered office or such other place as the directors have appointed;

•	where the transfer is not accompanied by the share certificate to which it relates and such other evidence as the Board may reasonably require to show the transferor’s right to make the transfer;

•	where the Company has a lien on the share;

•	where the transfer is in respect of more than one class of share; or

•	where the number of joint holders to whom the share is to be transferred exceeds four.

If the Board declines to register a transfer, it must return to the transferor the instrument of transfer together with notice of the refusal, unless the Board suspects that the proposed transfer may be fraudulent.

Pursuant to the ReNew Global Articles, the Class B Ordinary Share will not be transferable by the holder thereof to any person other than the Founder’s affiliates and the Class D Ordinary Share will not be transferable by the holder thereof to any person other than CPP Investments’ affiliates.

Redemption and Cancellation; Conversion and Re-designation

Pursuant to the ReNew Global Articles, subject to applicable law, ReNew Global may, in its sole discretion, redeem and cancel the Class B Ordinary Share for nominal value at any time after the Founder Investors and their respective affiliates cease to hold any ReNew India Ordinary Shares. The Class D Ordinary Share must be redeemed and cancelled by ReNew Global for nominal value as soon as reasonably practicable following the transfer and contribution to ReNew Global of all of the ReNew India Ordinary Shares that continue to be held by CPP Investments and its affiliates following the Closing in exchange for Class A Ordinary Shares pursuant to the terms of the Business Combination Agreement.

Pursuant to the ReNew Global Articles, each Class C Ordinary Share will be automatically re-designated as one Class A Ordinary Share in the hands of a transferee (other than where such transferee is an affiliate within the meaning of the U.S. Bank Holding Company Act of 1956, as amended, of the transferring holder) upon the transfer of such Class C Ordinary Share (including a transfer of depositary receipts or Identified Rights (as defined in the ReNew Global Articles) in respect of such Class C Ordinary Share) to such transferee, if such transfer is made: (i) pursuant to a widespread public distribution, within the meaning of the U.S. Bank Holding Company Act of 1956, as amended; (ii) to ReNew Global; (iii) in transfers in which no transferee (or group of associated transferees within the meaning of the U.S. Bank Holding Company Act of 1956, as amended, of the transferring holder) receives equal to or more than 2% of the issued and outstanding Class A Ordinary Shares (including depositary receipts or Identified Rights (as defined in the ReNew Global Articles) in respect of such Class A Ordinary Shares) or a class of voting shares of ReNew Global (including depositary receipts or Identified Rights (as defined in the ReNew Global Articles) in respect of such voting shares) representing 2% of the voting power attached to such class of voting shares; or (iv) to a transferee that controls more than 50% of the issued and outstanding Class A Ordinary Shares (including depositary receipts or Identified Rights (as defined in the ReNew Global Articles) in respect of such Class A Ordinary Shares) and more than 50% of the issued and outstanding shares (including depositary receipts or Identified Rights (as defined in the ReNew Global Articles) in respect of such shares) of each other class of voting shares of ReNew Global (without including any Class C Ordinary Share or depositary receipts or Identified Rights (as defined in the ReNew Global Articles) in respect of such Class C Ordinary Share transferred to such transferee).

Liquidation

If ReNew Global is in liquidation, the liquidator may, if authorized by a special resolution of shareholders and any other authority required at law, divide among shareholders (excluding holders of treasury shares) in specie the whole or any part of its assets (and the liquidator may for that purpose value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders), or vest the whole or any part of such assets in trustees for the benefit of the shareholders and determine the scope and terms of those trusts, but no shareholder shall be compelled to accept any asset on which there is a liability.

Variation of rights

All or any of the rights and privileges attached to any class of shares issued may be varied or abrogated only with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class (excluding any shares held as treasury shares) or by special resolution passed at a separate general meeting of the holders of such shares, subject to the other provisions of the U.K. Companies Act and the terms of such shares’ issue. The U.K. Companies Act also provides a right to object to the variation of the share capital by the shareholders who did not vote in favor of the variation. Should 15% or more of the shareholders of the issued shares in question apply to the court to have the variation cancelled, the variation shall have no effect unless and until it is confirmed by the court.

Alteration to share capital

ReNew Global may, by ordinary resolution of shareholders, consolidate all or any of its share capital into shares of larger amount per share than its existing shares, or sub-divide its shares or any of them into shares of a smaller amount. ReNew Global may, by special resolution of shareholders, confirmed by the court, reduce its share capital or any capital redemption reserve or any share premium account in any manner authorized by the U.K. Companies Act. ReNew Global may redeem or purchase all or any of its shares, subject to the requirements as set out in the U.K. Companies Act.

Other U.K. law considerations

Mandatory purchases and acquisitions

Pursuant to Sections 979 to 991 of the U.K. Companies Act , where a takeover offer has been made for ReNew Global and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that such offeror wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares. Such notice must be sent within three months of the last day on which the offer could be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given (subject to any court order previously made on the application of minority shareholders), when the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to ReNew Global, which it would hold in trust for the relevant minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the U.K. Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell out

The U.K. Companies Act also gives ReNew Global’s minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of its shares. A holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, the offeror has acquired or unconditionally agreed to acquire (i) not less than 90% in value of the voting shares, and (ii) not less than 90% of the voting rights carried by those shares. Minority shareholders will have not less than three months to exercise this right. If a shareholder exercises a right to be bought out, the offeror is required to acquire such shareholder’s shares on the terms of the general takeover offer or on such other terms as may be agreed.

Disclosure of interest in shares

Pursuant to Part 22 of the U.K. Companies Act, ReNew Global is empowered to give notice in writing to any person whom it knows or have reasonable cause to believe to be interested in its shares, or to have been so interested at any time during the three years immediately preceding the date on which the notice is issued, requiring such person, within a reasonable time, to disclose to ReNew Global particulars of that person’s interest and (so far as is within its knowledge) particulars of any other interest that subsists or subsisted in those three years in those shares.

Pursuant to the ReNew Global Articles, if a person defaults in supplying ReNew Global with the required particulars in relation to the shares in question, or “default shares”, within the prescribed period, the directors may by notice direct that:

•

in respect of the default shares, the relevant shareholder shall not be entitled to attend or vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

•	in respect of the default shares, no payment shall be made by way of dividend and no share shall be allotted pursuant to any scrip dividend;

•

no transfer of any default share shall be registered unless (subject to certain exceptions) the shareholder is not itself in default in regard to supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the shareholder in such form as the Board may in its absolute discretion require to the effect that after due and careful inquiry the shareholder is satisfied that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer.

Purchase of own shares

Under English law, a public limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that it is not restricted from doing so by its articles. A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

ReNew Global may purchase its own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom ReNew Global proposes to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, no later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Distributions and dividends

Under the U.K. Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to ReNew Global and to each of its subsidiaries that has been incorporated under English law.

It is not sufficient that we, as a public limited company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on ReNew Global to ensure that the net worth of the company is at least equal to the amount of its capital. in addition, we, as a public limited company, can only make a distribution:

•

if, at the time that the distribution is made, the amount of the Company’s net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and distributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

It is expected that our issued share capital shall be subsequently reduced by cancelling and extinguishing all of the share premium/merger reserves, subject to the approval of the court. It is then expected that we will implement a further court-approved reduction of our share premium account in order to create distributable profits. There can be no assurance that court approval will be obtained in respect of reducing our capital in order to create distributable profits. The reduction of capital described above will not impact shareholders’ relative interests in our capital.

Compromises and arrangements

Under the U.K. Companies Act, if ReNew Global proposes a compromise or arrangement (a ‘scheme of arrangement’) between ReNew Global and its creditors or its shareholders or a class of either of them (as applicable), the High Court of Justice in England and Wales may order a meeting of the creditors or class of creditors or of its shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number present and voting at the meeting representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon ReNew Global and all the creditors, shareholders or members of the specific class of either of them (as applicable).

Whether the capital of the Company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

In addition, the U.K. Companies Act provides for restructuring plans, which may be used by a company only for the purpose of reducing or mitigating the effects of financial difficulties it is encountering that may affect its ability to carry on business as a going concern. These plans are similar to schemes of arrangement, but: the only shareholder or creditor approval required is that of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the members present and voting of one class of shareholders or creditors that would have a genuine economic interest in the company if the plan were not approved; and if that approval is obtained, members of any other class of shareholders or creditors will be bound by the restructuring plan if they will not as a result be worse off than if the plan were not approved and the court grants its approval.

City code on takeovers and mergers

The U.K. City Code on Takeovers and Mergers, or the “Takeover Code,” applies, among other things, to an offer for a public limited company the registered office of which is in the United Kingdom and which is considered by the Panel on Takeovers and Mergers, or the “Takeover Panel,” to have its place of central management and control in the United Kingdom, the Channel Islands or the Isle of Man, in each case, a “Code Company.” This is known as the “residency test.” Under the Takeover Code, the Takeover Panel will determine whether ReNew Global has its place of central management and control in the United Kingdom, the Channel Islands or the Isle of Man by looking, in the first instance, at whether a majority of the directors on ReNew Global’s Board are resident in the United Kingdom, the Channel Islands and the Isle of Man. If a majority of the directors are so resident, then the “residency test” will normally be satisfied.

If at the time of a takeover offer, the Takeover Panel determines that the residency test is satisfied, ReNew Global would be subject to several rules and restrictions, including but not limited to the following: (i) its ability to enter into deal protection arrangements with a bidder would be extremely limited; (ii) ReNew Global would not, without the approval of its shareholders, be able to perform certain actions that could have the effect of frustrating an offer, such as issuing shares or carrying out acquisitions or disposals; and (iii) ReNew Global would be obliged to provide equality of information to all bona fide competing bidders. The Takeover Code also contains certain rules in respect of mandatory offers for Code Companies. Under Rule 9 of the Takeover Code, if a person:

•

acquires an interest in shares of a Code Company that, when taken together with shares in which that person or persons acting in concert with that person are interested, carry 30% or more of the voting rights of the Code Company; or

•

who, together with persons acting in concert with that person, is interested in shares that in the aggregate carry not less than 30% of the voting rights in the Code Company and does not hold shares carrying more than 50% of those voting rights, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer (or an offer with a cash alternative) for the Code Company’s outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

As at the date of this prospectus, ReNew Global has a majority of its Board resident outside of the United Kingdom, the Channel Islands and the Isle of Man. Therefore, for the purposes of the Takeover Code, ReNew Global believes that the residency test is not met. Therefore, the Takeover Code should not apply to us. It is possible that in the future changes in the Board’s composition, changes in the Takeover Panel’s interpretation of the Takeover Code, or other events may cause the Takeover Code to apply to us.

Exchange controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by ReNew Global, or that may affect the remittance of dividends, interest, or other payments by ReNew Global to non-resident holders of its ordinary shares, other than withholding tax requirements. There is no limitation imposed by English law or in ReNew Global’s Articles on the right of non-residents to hold or vote shares. Any distribution of funds from ReNew India to ReNew Global in any form or manner is subject to applicable Indian exchange control regulations, including the Foreign Exchange Management Act, 1999.

Warrants

Upon the Closing, each outstanding RMG II warrant automatically became a Warrant of the Company and represented the right to purchase 1.0917589 Class A Ordinary Shares in lieu of one share of RMG II Class A Common Stock at a price of $11.50 per share, subject to adjustments as described below. The Warrants are governed by the Amended and Restated Warrant Agreement, entered into by us and Computershare, as warrant agent.

Public Warrants

The following description applies to Public Warrants.

The Amended and Restated Warrant Agreement requires ReNew Global to use commercially reasonable efforts to maintain the effectiveness of a registration statement registering the Class A Ordinary Shares issuable upon the exercise of the Warrants until the expiration of the Warrants. ReNew Global shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Warrants. Notwithstanding the foregoing, if a registration statement covering the Class A Ordinary Shares issuable upon exercise of such warrants is not effective, holders of Warrants may, until such time as there is an effective registration statement and during any period when ReNew Global has failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Class A Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants held by the holder, multiplied by the excess of the “fair market value” (defined below) less the exercise price of such warrants by (y) the fair market value and (B) 0.394, and, in either case, by paying (or giving an undertaking to pay) the nominal value (being $0.0001 per ReNew Global Ordinary Share). The “fair market value” for this purpose will mean the volume weighted average price of Class A Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the date notice of exercise is received.

ReNew Global will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the Warrants is then effective and a prospectus relating thereto is current, subject to ReNew Global satisfying its obligations described below with respect to registration. No Warrant will be exercisable and ReNew Global will not be obligated to issue Class A Ordinary Shares as a result of the exercise of a Warrant unless the Class A Ordinary Shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the such warrants.

Notwithstanding the above, if Class A Ordinary Shares are at the time of any exercise of a Warrant not listed on a U.S. national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, ReNew Global may, at its option, require holders of Warrants who exercise such warrants to do so on a “cashless basis” and, in the event ReNew Global so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The exercise price and number of Class A Ordinary Shares issuable on exercise of the Warrants will be adjusted in certain circumstances and subject to certain exceptions described in the Amended and Restated Warrant Agreement, including in the event of a share dividend, extraordinary dividend or ReNew Global’s recapitalization, reorganization, merger or consolidation.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, ReNew Global will, upon exercise, round down to the nearest whole number of Class A Ordinary Shares to be issued to the holder.

Once the Warrants become exercisable, ReNew Global may call such warrants for redemption if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before ReNew Global sends the notice of redemption to the holders of Warrants. In addition, ReNew Global may only call such Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant; and

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder.

If and when the Warrants become redeemable, ReNew Global may not exercise its redemption right if the issuance of Class A Ordinary Shares upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or ReNew Global is unable to effect such registration or qualification.

If ReNew Global calls the Warrants for redemption as described above, it will have the option to require any holder that wishes to exercise its Warrant prior to such redemption to do so on a “cashless basis.” If ReNew Global takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A Ordinary Shares to be received upon exercise of the Warrants, including the “fair market value” in such case.

A holder of a Warrant may notify ReNew Global in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A Ordinary Shares outstanding immediately after giving effect to such exercise.

The Amended and Restated Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least 50% of the then outstanding Warrants in respect of Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to ReNew Global, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares or any voting rights until they exercise their Warrants and receive Class A Ordinary Shares.

The Amended and Restated Warrant Agreement provides that, subject to applicable law, any action, proceeding or claim against ReNew Global arising out of or relating in any way to the Amended and Restated Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and ReNew Global irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Securityholders named in this prospectus, including their donees, pledgees, transferees or their successors, of: (i) 228,493,186 Class A Ordinary Shares of the Company including 7,465,558 Class A Ordinary Shares issuable upon the exercise of outstanding Private Warrants; (ii) 118,363,766 Class C Ordinary Shares; and (iii) 6,838,101 Private Warrants.

We will not receive any proceeds from any sale by the Selling Securityholders of the Class A Ordinary Shares, Class C Ordinary Shares or the Warrants being registered hereunder. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders.

Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the participating broker-dealer(s);

•	the specific securities involved;

•	the initial price at which such securities are to be sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•	other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

McDermott Will & Emery UK LLP, has passed upon certain legal matters with respect to English law.

EXPERTS

The consolidated financial statements of ReNew Energy Global Plc appearing in its annual report on Form 20-F for the year ended March 31, 2022, have been audited by S. R. Batliboi & Co. LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish to the SEC, on Form 6-K, unaudited financial information after each of our first three fiscal quarters.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below:

•	Our annual report on Form 20-F for the year ended March 31, 2022, filed with the SEC on July 25, 2022; and

•	Our current report on Form 6-K furnished to the SEC on August 18, 2022.

In addition, all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any current reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

ENFORCEMENT OF FOREIGN JUDGMENTS

We are a public limited company organized under the laws of England and Wales. As a result, the rights of holders of our Class A Ordinary Shares will be governed by English law and our articles of association. The rights of shareholders under English law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial amount of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in England and Wales will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in England and Wales against us or our directors or officers under the securities laws of other jurisdictions.

Our registered address in the United Kingdom is C/O Vistra (UK) Ltd, 3rd Floor, 11-12 St James’s Square, London SW1Y 4LB, United Kingdom.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Cogency Global Inc., 22 East 42nd Street, 18th Floor New York, NY 10168.

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

We have entered into deeds of indemnity with each of our directors that indemnify such persons to the maximum extent permitted by applicable law against all losses suffered or incurred by them including, among other things, those that arise out of or in connection with his or her appointment as a director or officer, an act done, concurred in or omitted to be done by such person in connection with such person’s performance of his or her functions as a director or officer, or an official investigation, examination or other proceedings ordered or commissioned in connection with the affairs of the company of which he or she is serving as a director or officer at the request of the indemnifying company. We expect that these deeds of indemnity will provide the directors and officers with contractual rights to indemnification and expense advancement.

Item 7. Recent Sales of Unregistered Securities.

In the past three years, we have issued the following securities that were not registered under the Securities Act. Each of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and/or Regulation S under the Securities Act. No underwriters were involved in these issuances of securities.

•

On August 20, 2021, in connection with the Business Combination and the related transactions described in this registration statement, we issued 85,500,000 Class A Ordinary Shares to PIPE Investors in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

•

On August 23, 2021, in connection with the Business Combination and the related transactions described in this registration statement, we issued 173,747,908 Class A Ordinary Shares to our shareholders in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

•

On August 23, 2021, in connection with the Business Combination and the related transactions described in this registration statement, we issued 7,026,807 Warrants to RMG Sponsor II in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

•

On August 26, 2021, in connection with the Business Combination and the related transactions described in this registration statement, we issued 12,231,851 Class A Ordinary Shares to Platinum Cactus in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

On August 26, 2021, in connection with the Business Combination and the related transactions described in this registration statement, we issued 12,289,241 Class C Ordinary Shares to GSW in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States.

Item 8. Exhibits and Financial Statement Schedules

The following exhibits are attached hereto:

Exhibit No.	Exhibit Description

2.1	Business Combination Agreement dated February 24, 2021 (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-1 filed on September 21, 2021).**

2.2	Amendment No. 1 to the Business Combination Agreement dated May 22, 2021 (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form F-1 filed on September 21, 2021).**

3.1	A&R Articles of Association of ReNew Global adopted on August 23, 2021 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 filed on September 21, 2021).**

4.1	Specimen ReNew Global Share Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-1 filed on September 21, 2021).**

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-1 filed on September 21, 2021).**

4.3	Warrant Agreement, dated December 9, 2020 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-1 filed on September 21, 2021).**

4.4	Warrant Assignment and Assumption Agreement dated August 23, 2021 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-1 filed on September 21, 2021).**

4.5	Amended and Restated Warrant Agreement dated August 23, 2021 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form F-1 filed on September 21, 2021).**

4.6	ReNew Global’s Shareholders Agreement dated August 23, 2021 (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form F-1 filed on September 21, 2021).**

4.7	Registration Rights, Coordination and Put Option Agreement dated August 23, 2021 (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form F-1 filed on September 21, 2021).**

5.1	Opinion of McDermott Will & Emery UK LLP.*

10.1	Registration Rights, Coordination and Put Option Agreement dated August 23, 2021 (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-1 filed on September 21, 2021).**

10.2	Employment Agreement between ReNew Global and Sumant Sinha dated August 23, 2021 (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form F-1 filed on September 21, 2021).**

10.3	Amendment to the Service Agreement between ReNew Global and Sumant Sinha dated July 11, 2022 (incorporated by reference to Exhibit 4.7 to Form 20-F filed on July 25, 2022).**

10.4	Form of Indemnification Agreement between ReNew Global and each director and executive officer of ReNew Global (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-1 filed on September 21, 2021).**

10.5	Investment Management Trust Agreement, dated December 9, 2021, by and between RMG II and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-1 filed on September 21, 2021).**

10.6	Form of the Subscription Agreement by and among ReNew Global, RMG II and certain subscribers (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form F-1 filed on September 21, 2021).**

10.7	2024 Notes: Indentures of Kanak Renewables Limited, Rajat Renewables Limited, ReNew Clean Energy Private Limited, ReNew Saur Urja Private Limited, ReNew Solar Energy (Telangana) Private Limited, ReNew Wind Energy (Budh 3) Private Limited, ReNew Wind Energy (Devgarh) Private Limited and ReNew Wind Energy (Rajasthan 3) Private Limited dated March 12, 2019, March 26, 2019 and October 3, 2019 for the $900,000,000 aggregate principal amount of 6.67% Senior Secured Notes due March 12, 2024 (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form F-1 filed on September 21, 2021).**

10.8	2022 Notes: Indenture of ReNew India dated September 12, 2019 for the $300,000,000 6.45% Senior Secured Notes due September 27, 2022 (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form F-1 filed on September 21, 2021).**

10.9	2027 Notes: Indenture of ReNew India dated January 29, 2020 for the $450,000,000 5.875% Senior Secured Notes due March 5, 2027 (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form F-1 filed on September 21, 2021).**

10.10	2027 NCDs: Debenture trust deeds of Bhumi Prakash Private Limited, Bidwal Renewable Private Limited, Pugalur Renewable Private Limited, ReNew Wind Energy (AP) Private Limited, ReNew Wind Energy (AP 3) Private Limited, ReNew Wind Energy (Maharashtra) Private Limited, ReNew Wind Energy (MP Three) Private Limited, ReNew Wind Energy (Rajasthan Four) Private Limited, Shruti Power Projects Private Limited, Tarun Kiran Bhoomi Private Limited and Zemira Renewable Energy Limited dated October 29, 2020 for the Rs. 23,910,550,000 aggregate principal amount of 8.458% Senior Secured Non-Convertible Debentures due October 29, 2027(incorporated by reference to Exhibit 10.17 to the Registration Statement on Form F-1 filed on September 21, 2021).**

10.11	2030 Notes: Debenture trust deeds of ReNew Solar Energy (Karnataka) Private Limited, ReNew Solar Energy (TN) Private Limited, ReNew Wind Energy (Karnataka) Private Limited, ReNew Wind Energy (MP Two) Private Limited, ReNew Wind Energy (Rajkot) Private Limited, ReNew Wind Energy (Shivpur) Private Limited and ReNew Wind Energy (Welturi) Private Limited dated March 25, 2021 for the Rs. 33,700,500,000 aggregate principal amount of 6.028% Senior Secured Non-Convertible Debentures due March 26, 2030 (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form F-1 filed on September 21, 2021).**

10.12	2028 Notes: Indenture and supplemental indenture of ReNew Wind Energy (AP 2) Private Limited, Ostro Jaisalmer Private Limited, Ostro Urja Wind Private Limited, Ostro Madhya Wind Private Limited, Badoni Power Private Limited, AVP Powerinfra Private Limited, Prathamesh Solarfarms Limited, Ostro Anantapur Private Limited, Ostro Mahawind Power Private Limited and ReNew Wind Energy Delhi Private Limited dated April 14, 2021 and May 7, 2021 for the $585,000,000 4.50% Senior Secured Notes due July 14, 2028 (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form F-1 filed on September 21, 2021).**

10.13	2032 Notes: Trust Deed of Renew Private Power Limited for the $400,000,000 aggregate principal amount of 4.56% Notes due January 18, 2032 (incorporated by reference to Exhibit 4.21 of the Form 20-F filed on July 25, 2022).**

10.14	Form of employment agreement with executive officers other than Sumant Sinha (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form F-1 filed on September 21, 2021).**

10.15	Form of the Non-Employee Director 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form F-1 filed on September 21, 2021).**

10.16	2021 Incentive Award Plan adopted on August 23, 2021 (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form F-1 filed on September 21, 2021).**

10.17	Form of the grant letters under the 2021 Incentive Award Plan and Non-Employee 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form F-1 filed on September 21, 2021).**

21.1	List of subsidiaries of ReNew Global (incorporated by reference to Exhibit 8.1 to the Form 20-F filed on July 25, 2022).**

23.1	Consent of S.R. Batliboi & Co. LLP.*

23.2	Consent of McDermott Will & Emery UK LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto)*

*	Filed herewith.
**	Previously filed.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form F-1 on Registration Statement on Form F-3 to be signed on its behalf by the undersigned, in the state of New Delhi, India on September 12, 2022.

RENEW ENERGY GLOBAL PLC

By:	/s/ Sumant Sinha
Name:	Sumant Sinha
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Sumant Sinha and Kedar Upadhye, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Post-Effective Amendment No. 1 to Registration Statement F-1 on Registration Statement on Form F-3 , or other appropriate form, and all amendments thereto, including post-effective amendments, of ReNew Energy Global Plc, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Sumant Sinha	Director and Chief Executive Officer	September 12, 2022

/s/ Kedar Upadhye	Chief Financial Officer	September 12, 2022

/s/ Vanitha Narayanan	Independent Director	September 12, 2022

/s/ Kavita Saha	Director	September 12, 2022

/s/ Michelle Robyn Grew	Independent Director	September 12, 2022

/s/ Michael Bruun	Director	September 12, 2022

/s/ Sir Sumantra Chakrabarti	Independent Director	September 12, 2022

/s/ Ram Charan	Independent Director	September 12, 2022

/s/ Yuzhi Wang	Director	September 12, 2022

/s/ Robert S. Mancini	Independent Director	September 12, 2022

/s/ Manoj Singh	Independent Director	September 12, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of ReNew Energy Global Plc, has signed this registration statement in the City of New York, State of New York, on September 12, 2022.

By:	/s/ Colleen De Vries
Name:	Colleen De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.